July 2, 2015 GT Advanced Technologies, Inc. 243 Daniel Webster Highway Merrimack, New Hampshire 03054 Attention: Kanwardev R. Bal, Chief Financial Officer $95,000,000 Debtor-in-Possession Term Loan Facility Second Amended and Restated Commitment Letter Ladies and Gentlemen: This second amended and restated commitment letter (including the Term Sheet (as defined below) and the other attachments hereto, this “Commitment Letter”) amends, restates and supersedes that certain amended and restated commitment letter dated as of March 17, 2015 by and among GT Advanced Technologies Inc. (“you” or the “Borrower”) and the commitment parties listed on Schedule I thereto (“us”, “we” or the “Commitment Parties”), as amended by (i) the Amendment to Amended and Restated Commitment Letter dated as of April 17, 2015, (ii) the Second Amendment to Amended and Restated Commitment Letter dated as of April 29, 2015, (iii) the Third Amendment to Amended and Restated Commitment Letter dated as of June 12, 2015, (iv) the Fourth Amendment to Amended and Restated Commitment Letter dated as of June 19, 2015, (v) the Fifth Amendment to Amended and Restated Commitment Letter dated as of June 24, 2015 and (vi) the Sixth Amendment to Amended and Restated Commitment Letter dated as of June 25, 2015 (the “Existing Commitment Letter”). On October 6, 2014 (the “Petition Date”), the Borrower and certain of its subsidiaries (collectively, the “Debtors” and each a “Debtor”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”). In connection with the foregoing, you have requested that the Commitment Parties agree to backstop a senior secured priming superpriority debtor-in- possession term loan facility (the “DIP Facility”) in an aggregate amount of $95,000,000 under Section 364 of the Bankruptcy Code. Capitalized terms used but not defined herein are used with the meanings assigned to them on the Exhibit A attached hereto. 1. Commitment In connection with the foregoing, the Commitment Parties are pleased to advise you of their commitment to backstop the DIP Facility, on a several and not joint basis, in the amounts set forth opposite each such Commitment Party’s name on Schedule I hereto (the “Commitments”) upon the terms and subject to the conditions set forth or referred to in this letter and Exhibit A hereto (the “Term Sheet”); provided that, if any Commitment Party fails to provide DIP Loans in an amount equal to its Commitment set forth in this Commitment Letter (other than pursuant to a reduction as set forth in the following sentence) (any such deficiencies, the “Unfunded Amount”), the Commitments of the remaining Commitment Parties shall be increased, on a pro rata basis in accordance with their Commitments set forth on Schedule I, by

2 the Unfunded Amount; provided further that, in no event shall any Commitment Party be required to provide additional DIP Loans (including pursuant to its initial Commitment and additional funding of the Unfunded Amount as set forth in the immediately preceding proviso) to the extent that the aggregate amount of DIP Loans (including pursuant to its initial Commitment and additional funding of the Unfunded Amount as set forth in the immediate preceding proviso) required to be funded by such Commitment Party would exceed an amount equal to 1.316 multiplied by such Commitment Party’s Commitment set forth on Schedule I hereto. A portion of the Commitment Parties’ Commitments hereunder shall be reduced in an aggregate amount equal to any commitment allocated to holders (other than the Commitment Parties) (the “Other Pre-Petition Convertible Noteholders”) of the Borrower’s 3.00% Senior Convertible Notes due 2017 (the “2017 Convertible Notes”) and 3.00% Senior Convertible Notes due 2020 (the “2020 Convertible Notes” and together with the 2017 Convertible Notes, collectively the “Pre-Petition Convertible Notes”). Notwithstanding the foregoing, if any Other Pre-Petition Convertible Noteholder fails to fund any portion of its commitment on the date upon which all conditions precedent in the Definitive Financing Documentation are satisfied (the “Closing Date”), then the Commitment Parties shall fund such amount on the Closing Date, as if there were no reductions in the respective commitment amounts set forth above as a result of the commitment allocated to such Other Pre-Petition Convertible Noteholder. 2. Information You hereby represent and covenant that (a) all information, other than the Projections (as defined below), other forward looking information and information of a general economic or industry specific nature (the “Information”), that has been or will be made available to us by you or on behalf of you or any of your representatives is or will be, when taken as a whole, correct in all material respects and does not or will not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the financial projections and other forward-looking information (the “Projections”) that have been or will be made available to us by you or on behalf of you or any of your representatives have been or will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time the related Projections are made available to us. You agree that if, at any time prior to the execution of the DIP Facility, you become aware that any of the representations in the preceding sentence would be incorrect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations will be correct under those circumstances. You further agree that immediately upon receipt of any written alternative proposal for debtor in possession financing received by the Debtors after the date hereof, you will provide to the Commitment Parties a copy of any such alternative proposal. 3. Fees As a condition for the commitments and agreements of the Commitment Parties hereunder, the Borrower and the Debtors (other than GT Advanced Equipment Holding LLC)

3 that are Loan Parties1 (the “Signatory Loan Parties”), jointly and severally, agree to pay or cause to be paid the nonrefundable fees and put option premiums described in the Term Sheet on the terms and subject to the conditions set forth therein. 4. Conditions Each Commitment Party’s commitments and agreements hereunder are subject only to the conditions set forth in this Section 4. Each Commitment Party’s commitments and agreements hereunder are further subject to (a) the Majority Commitment Parties’ reasonable satisfaction with the approval by the Bankruptcy Court of (i) the DIP Facility, including without limitation, the superpriority administrative expense priority of, and the priming and other liens to be granted to secure, the DIP Facility and all definitive documentation in connection therewith consistent with the Term Sheet and (ii) all actions to be taken, undertakings to be made and obligations to be incurred by the Debtors in connection with the DIP Facility and all liens or other security to be granted by the Debtors in connection with the DIP Facility (all such approvals to be evidenced by the entry of an order by the Bankruptcy Court which is in full force and effect and has not been stayed or modified and is satisfactory in form and substance to the Majority Commitment Parties in their reasonable discretion (the “DIP Order”), which order shall, among other things, approve the payment by the Debtors of all of the fees that are provided for in, and the other terms of, this Commitment Letter); (b) reasonable satisfaction of the Majority Commitment Parties that since the date of this Commitment Letter, there has not been any event or occurrence which could reasonably be expected to have a material adverse effect, on (A) the business, properties, condition (financial or otherwise), results of operations or liabilities of the Borrower and its subsidiaries, taken as a whole, (x) other than any change, event or occurrence, arising individually or in the aggregate, from (i) events leading up to the commencement of proceedings under Chapter 11 of the Bankruptcy Code and (ii) events that would reasonably be expected to result from the filing or commencement of the Cases or the announcement of the filing or commencement of the Cases, (B) the ability of the Borrower or the guarantors to perform their respective obligations under the loan agreement, guarantees and security documents relating to the DIP Facility (the “Loan Documents”) or (C) the ability of the Agent (as defined below) and/or the Lenders (as defined on the Term Sheet to enforce their rights and remedies under the Loan Documents (in each case, “Material Adverse Effect”); (c) the results from any testing regarding the chemical composition of particulates shall have been provided to the Commitment Parties’ professionals; (d) your compliance in all material respects with your obligation to supplement Information and Projections as set forth in Section 2 hereof; (e) your compliance in all material respects with the terms of this Commitment Letter, (f) execution and delivery of definitive documentation evidencing the DIP Facility, which shall be substantially consistent with the Term Sheet and otherwise reasonably satisfactory to the Majority Commitment Parties, (g) the Apple Settlement Agreement shall be in full force and effect, and shall not be amended in any manner adverse to the interests of any Commitment Party in its reasonable discretion, (h) each Commitment Party shall have received the Public Budget (as defined in the Term Sheet) and the Advisor to Lenders (as defined in the Term Sheet) and those Lenders willing to receive 1 As such term is defined in the Term Sheet.

4 such information on a confidential basis without any cleansing requirement shall have received the Approved Budget (as defined in the Term Sheet) and a thirteen (13) week cash flow forecast consistent with the Approved Budget; (i) the Other Pre-Petition Convertible Noteholders shall have been provided the opportunity to subscribe for a portion of the Commitments under the DIP Facility pursuant to procedures to be approved by the Bankruptcy Court and reasonably acceptable to the Majority Commitment Parties and the Borrower (it being understood that the Commitments hereunder are not conditioned upon any Other Pre-Petition Noteholder’s actual subscription for any of the Commitments); (j) the transactions contemplated by this Commitment Letter and the Term Sheet shall have been consummated in accordance with applicable securities laws, rules and regulations in a manner reasonably acceptable to the Majority Commitment Parties and the Borrower; (k) all fees and reasonable and documented costs, fees, expenses (including, without limitation, legal and financial advisory fees and expenses) and other compensation contemplated hereby, payable to the Commitment Parties and the other Lenders or otherwise payable in respect of the transaction, shall have been paid to the extent due; (l) the Lenders shall have received (x) customary legal opinion(s) from counsel of the Debtors in form and substance reasonably satisfactory to the Majority Commitment Parties and (y) customary officer and secretary certificates; (m) absence of defaults or events of default; (n) accuracy of representations and warranties in all material respects; (o) each Commitment Party having received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations; and (p) to the extent that the Borrower or its affiliates have provided the Commitment Parties with any additional material non-public information, the Borrower shall have publicly disclosed all material non-public information provided to the Commitment Parties pursuant to the terms of the confidentiality agreements entered into between the Commitment Parties and the Borrower (the “Confidentiality Agreements”). As used herein, “Majority Commitment Parties” means the Commitment Parties holding more than 50% of the outstanding Commitments of all Commitment Parties. Each Commitment Party acknowledges that the obligations of the Borrower and the other Debtors hereunder are subject to the approval of the Bankruptcy Court. 5. Indemnification and Expenses The Signatory Loan Parties, jointly and severally, agree to indemnify, hold harmless and defend the Commitment Parties, any administrative agent and collateral agent for the DIP facility (in any such capacity, the “Agent”), their respective affiliates and their respective directors, officers, employees, attorneys, advisors, agents and other representatives (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the DIP Facility, the use of the proceeds thereof or any claim, litigation, investigation or proceeding (a “Proceeding”) relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such Proceedings are brought by you, your equity holders, affiliates, creditors or any other person, and to reimburse each Indemnified Person upon demand for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing, provided that the

5 foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses (i) to the extent they are found by a final, nonappealable judgment of a court of competent jurisdiction to arise from the willful misconduct, bad faith or gross negligence of such Indemnified Person or its control affiliates, directors, officers or employees (collectively, the “Related Parties”) or (ii) arising out of any claim, litigation, investigation or proceeding that does not involve an act or omission of you or any of your affiliates and that is brought by an Indemnified Person against any other Indemnified Person. In addition, (a) all out- of-pocket expenses (including, without limitation, reasonable fees, disbursements and other charges of one lead counsel (and any special or local counsel reasonably necessary) and one financial advisor of the Commitment Parties and one lead counsel (and any special or local counsel reasonably necessary) for the Agents, an administrative fee with respect to the DIP Facility and the solicitation of participation in the DIP Loan by other Pre-Petition Convertible Noteholders payable to the Agent in an amount not to exceed $75,000 per year) in connection with the DIP Facility and the transactions contemplated thereby shall be paid by the Signatory Loan Parties, (b) all out-of-pocket expenses (including, without limitation, documented fees, disbursements and other charges of one lead counsel (and any special or local counsel reasonably necessary) and one financial advisor of the Commitment Parties and one lead counsel (and any special or local counsels reasonably necessary) for the Agents) for the enforcement costs and documentary taxes associated with the DIP Facility and the transactions contemplated thereby shall be paid by the Signatory Loan Parties, and (c) all out-of-pocket expenses (including, without limitation, documented fees, disbursements and other charges of one lead counsel (and any special or local counsel reasonably necessary) and one financial advisor) of an ad hoc group of the Pre-Petition Convertible Noteholders incurred following the commencement of the Cases through the date of the Original Commitment Letter Order2 shall have been paid by the Signatory Loan Parties, in each case for clauses (a), (b) and (c) unless the Closing Date shall not occur solely as a result of a material breach by any of the Commitment Parties of their obligations to fund their commitments hereunder after the satisfaction of all conditions precedent set forth in this Commitment Letter; provided that, absent a conflict of interest, the lead counsel and financial advisor of the Commitment Parties selected pursuant to clauses (a), (b) and (c) above shall initially be Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”) and Blackstone Advisory Partners L.P. (“Blackstone”), respectively, provided further that, (w) fifty (50) percent of the aggregate amounts described in clauses (a) and (c) above payable to Akin Gump and Blackstone and incurred through the date of the Original Commitment Letter Order shall have been paid on the date of the Original Commitment Letter Order and the Borrower shall have no obligation under this Commitment Letter to pay the remaining fifty (50) percent of the amounts described in clauses (a) and (c) incurred through the date of the Original Commitment Letter Order (it being understood for the avoidance of doubt that the Commitment Parties reserve the right to seek reimbursement of such remaining amounts through other means in connection with the Cases (as defined in the Term Sheet)), (x) amounts described in clause (a) above payable to Akin Gump and Blackstone (which in the case of Blackstone, such fees shall be equal to $50,000 per month, shall not include any restructuring or 2 “Original Commitment Letter Order” means the Order Pursuant to Bankruptcy Code Sections 363(B) and 503(b) and Bankruptcy Rules 2002 and 6004(h) (A) Authorizing Debtors to Pay Put Option Premium and Expenses to Certain Unaffiliated GT Noteholders in Connection with Debtor in Possession Financing Commitment and (B) Approving Information Sharing Obligations and Indemnity Thereunder entered by the Bankruptcy Court on March 20, 2015 [ECF No. 1490].

6 completion fee and shall be credited against any fees earned by Blackstone in connection with its representation of the ad hoc group of the Pre-Petition Convertible Noteholders) and incurred after the date of the Original Commitment Letter Order shall be paid in accordance with the Original Commitment Letter Order and no later than on the date of the Amended Commitment Letter Order (as defined below), (y) amounts described in clause (a) above payable to Akin Gump and Blackstone (which in the case of Blackstone, such fees shall be equal to $50,000 per month, shall not include any restructuring or completion fee and shall be credited against any fees earned by Blackstone in connection with its representation of the ad hoc group of the Pre- Petition Convertible Noteholders) and incurred after the date of the Amended Commitment Letter Order shall be paid on the earlier of the Closing Date and the termination of this Commitment Letter other than solely as a result of a material breach by the Commitment Parties of their obligations to fund their commitments under this Commitment Letter after the satisfaction of all conditions precedent in the Commitment Letter and (z) solely with respect to those amounts described in clause (a) payable to Akin Gump and Blackstone (which in the case of Blackstone, such fees shall be equal to $50,000 per month, shall not include any restructuring or completion fee and shall be credited against any fees earned by Blackstone in connection with its representation of the ad hoc group of the Pre-Petition Convertible Noteholders) incurred after the Closing Date and clause (b) whenever incurred, the Signatory Loan Parties shall pay such amounts on a current basis. It is further agreed that Akin Gump and local counsel shall have opened a new billing matter number for matters covered by clauses (a) and (b), and in no event shall fees related to the following be included in clause (a): substantive consolidation, inter- company claims, disputes regarding the ranking, recharacterization and/or subordination of prepetition claims against the debtors, disputes among debtors with respect to the ownership of assets, such as tax refunds or net operating losses, disputes with respect to the exclusive right to file a plan, plan sponsorship work, acting as a purchaser in an auction sale of the Company’s assets under Section 363 of the Bankruptcy Code (other than in a credit bid of the DIP Loan), and any other similar issues having no effect on a debtor-in-possession lender; provided, that for the avoidance of doubt, the fees and expenses incurred in connection with any intercompany disputes, discussions or settlements between GTAT Corp and GT Advanced Technologies Limited shall be included in clause (a). It is further agreed that each Commitment Party shall only have liability to you (as opposed to any other person) and that each Commitment Party shall be liable solely in respect of its own commitment to the DIP Facility on a several, and not joint, basis with any other Commitment Party. No Indemnified Person shall be liable for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent any such damages are found by a final, nonappealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of, such Indemnified Person (or any of its Related Parties). None of the Indemnified Persons or you or any of your affiliates or the respective directors, officers, employees, advisors, and agents of the foregoing shall be liable for any indirect, special, punitive or consequential damages in connection with this Commitment Letter, the DIP Facility or the transactions contemplated hereby, provided that nothing contained in this sentence shall limit your indemnity obligations to the extent set forth in this Section 5. 6. Sharing of Information, Absence of Fiduciary Relationship, Affiliate Activities

7 You acknowledge that each Commitment Party (or an affiliate) may from time to time effect transactions, for its own or its affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of, or claims against, you, your affiliates and of other companies that may be the subject of the transactions contemplated by this Commitment Letter. In addition, each Commitment Party and its affiliates will not use confidential information obtained from you or your affiliates or on your or their behalf by virtue of the transactions contemplated hereby in connection with the performance by such Commitment Party and its affiliates of services for other companies or persons and the Commitment Party and its affiliates will not furnish any such information to any of their other customers. You also acknowledge that the Commitment Parties and their respective affiliates have no obligation to use in connection with the transactions contemplated hereby, or to furnish to you, confidential information obtained from other companies or persons. You acknowledge for United States securities law purposes that any Commitment Party may establish an information blocking device or “Information Barrier” between, on the one hand, its directors, officers, employees, agents, affiliates (as such term is used in Rule 12b-2 under the Exchange Act) and, on the other hand, its affiliates and its and their attorneys, accountants, financial or other advisors, members, equityholders, partners, directors and employees who, pursuant to such Information Barrier policy, are permitted to receive confidential information or otherwise participate in discussions concerning the transactions contemplated hereby, and those of such Commitment Party’s, and its affiliates’, other employees. You acknowledge the potential existence of any Commitment Party’s Information Barrier but do not warrant or guarantee any Commitment Party’s compliance with United States securities law or that the Information Barrier will operate in accordance with its intended purpose. You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and the Commitment Parties is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether the Commitment Parties have advised or are advising you on other matters, (b) the Commitment Parties, on the one hand, and you, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty to you or your affiliates on the part of the Commitment Parties, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that the Commitment Parties are engaged in a broad range of transactions that may involve interests that differ from your interests and that the Commitment Parties have no obligation to disclose such interests and transactions to you, (e) you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, (f) each Commitment Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for you, any of your affiliates or any other person or entity and (g) none of the Commitment Parties has any obligation or duty (including any implied duty) to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein or in any other express writing executed and delivered by such Commitment Party and you or any such affiliate. Additionally, you acknowledge and agree that none of the Commitment Parties are

8 advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated by this Commitment Letter, and the Commitment Parties shall not have any responsibility or liability to you with respect thereto. Any review by the Commitment Parties of the transactions contemplated by this Commitment Letter or other matters relating thereto will be performed solely for the benefit of the Commitment Parties and shall not be on behalf of you or any of your affiliates. 7. Confidentiality This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor any of its terms or substance shall be disclosed by you, directly or indirectly, to any other person except (a) you and your officers, directors, employees, members, partners, stockholders, attorneys, accountants, agents and advisors, in each case on a confidential and need-to-know basis, (b) to the extent required in any legal, judicial or administrative proceeding or as otherwise required by law or regulation (in which case you agree, to the extent permitted by law, to inform us promptly in advance thereof), (c) in a Bankruptcy Court filing in order to implement the transactions contemplated hereunder, (d) as may be required in accordance with the terms of the Confidentiality Agreements, (e) upon notice to the Commitment Parties, in connection with any public filing requirement you are legally obligated to satisfy, and (f) to the official committee of unsecured creditors formed in the Cases (as defined in the Term Sheet) (the “Committee”) and its legal counsel, independent auditors, professionals and other experts or agents who are informed of the confidential nature of such information and agree to be bound by confidentiality and use restrictions set forth in this Section 7. 8. Miscellaneous This Commitment Letter shall not be assignable by you without the prior written consent of each Commitment Party (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and the Indemnified Persons and is not intended to and does not confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Persons to the extent expressly set forth herein. Assignments by any Commitment Party shall be subject to Section 1 hereof. The Commitment Parties reserve the right to employ the services of their affiliates in providing services contemplated hereby, and to satisfy its obligations hereunder through, or assign its rights and obligations hereunder to, one or more of its affiliates, separate accounts within its control or investments funds under its or its affiliates’ management (collectively, “Commitment Party Affiliates”); and to allocate, in whole or in part, to their affiliates certain fees payable to the Commitment Parties in such manner as the Commitment Parties and their affiliates may agree in their sole discretion; provided that, no delegation or assignment to a Commitment Party Affiliate shall relieve such Commitment Party from its obligations hereunder to the extent that any Commitment Party Affiliate fails to satisfy the Commitments hereunder at the time required.

9 This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and each Commitment Party. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter (and the agreements referenced in this Commitment Letter) set forth the entire understanding of the parties with respect to the DIP Facility, and replace and supersede all prior agreements and understandings (written or oral) related to the subject matter hereof. This Commitment Letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York and the Bankruptcy Code, to the extent applicable. You and we hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the Bankruptcy Court and any other Federal court having jurisdiction over the Cases from time to time, over any suit, action or proceeding arising out of or relating to the transactions contemplated hereby, this Commitment Letter or the performance of services hereunder or thereunder. You and we agree that service of any process, summons, notice or document by registered mail addressed to you or us shall be effective service of process for any suit, action or proceeding brought in any such court. You and we hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in any inconvenient forum. You and we hereby irrevocably agree to waive trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Commitment Letter or the performance of services hereunder or thereunder. Each of the Commitment Parties hereby notifies you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Debtors, which information includes names, addresses, tax identification numbers and other information that will allow such Lender to identify the Debtors in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for the Commitment Parties and each Lender. The indemnification, expense reimbursement, jurisdiction, confidentiality, governing law, sharing of information, no agency or fiduciary duty, waiver of jury trial, service of process and venue provisions contained herein shall remain in full force and effect regardless of whether the Definitive Financing Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Commitments; provided that your obligations under this Commitment Letter (other than your obligations with respect to confidentiality) shall automatically terminate and be superseded by the provisions of the Definitive Financing Documentation upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time, in each case to the extent the Definitive Financing Documentation has comparable provisions with comparable coverage. You and we hereto agree that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter herein; it being acknowledged and agreed that the

10 funding of the DIP Facility is subject to the conditions specified herein, including the execution and delivery of the Definitive Financing Documentation by the parties hereto in a manner consistent with this Commitment Letter. Each of the Commitment Parties and you will use their commercially reasonable efforts to promptly prepare, negotiate and finalize the Definitive Financing Documentation as contemplated by the Term Sheet. If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter by returning to us executed counterparts of this Commitment Letter no later than 11:59 p.m., New York City time, on July 6, 2015 (it being understood that your acceptance of the terms hereof shall be of no force or effect if the Bankruptcy Court shall fail to enter an order described in clause (d)(i) of this paragraph). This offer will automatically expire if we have not received (a) such executed counterparts in accordance with the preceding sentence, (b) [reserved]; (c) [reserved]; (d) a copy of (i) the order entered by the Bankruptcy Court approving (x) your information obligations under Section 2 of this Commitment Letter, (y) the extension put option premium set forth in the Term Sheet and (z) your indemnity obligations and fees and expense reimbursement obligations under this Commitment Letter and the Term Sheet to the extent such amounts are payable prior to the Closing Date or regardless of whether the Closing Date occurs (the “Amended Commitment Letter Order”), which order shall be in form and substance reasonably satisfactory to the Commitment Parties (and which order shall be in full force and effect and shall not be stayed or modified), (ii) the DIP Order entered by the Bankruptcy Court, which order shall be in form and substance reasonably satisfactory to the Commitment Parties (and which order shall be in full force and effect and shall not be stayed or modified) and (iii) an order entered by the Bankruptcy Court approving an intercompany agreement between and among the Borrower and certain of its subsidiaries, including GT Advanced Technologies Limited, resolving certain intercompany disputes and/or providing for the allocation of proceeds from the sales of ASF Furnaces and other assets (the “Intercompany Agreement”) on conditions and terms consistent with those set forth on the Intercompany Agreement Term Sheet attached hereto as Exhibit B to this Commitment Letter (the “Intercompany Agreement Term Sheet”); provided, that to the extent the Intercompany Agreement is inconsistent with the Intercompany Agreement Term Sheet or requires any modification to the terms and conditions of the DIP Facility as set forth in the Term Sheet, such order shall be in form and substance satisfactory to the Commitment Parties, each of (i), (ii) and (iii) by no later than 11:59 p.m. (New York City time) on July 21, 2015. In addition, the commitment and agreements of the Commitment Parties hereunder shall expire at 11:59 p.m. (New York City time) on July 23, 2015 (the “Termination Date”) unless, prior to that time, the Closing Date shall have occurred and the Debtors shall have paid to the Commitment Parties and the Agent the fees that are specified in this Commitment Letter and the Term Sheet to be due on or prior to the Closing Date.

JEFFERIES LLC By: ame: P 1 oomis Title: Managing Director [Signature Page to Commitment Letter]

[Signature Page to Commitment Letter] Advantage Opportunities Fund, L.P. By: Advantage Capital Management LLC, its Investment Manager By: Name: Irvin Schlussel Title: Managing Partner

Latigo Ultra Master Fund, Ltd Latigo Advisors Master Fund, Ltd Crown Managed Accounts SPC acting for and on behalf of Crown/Latigo Segregated portfolio By: Latigo Partners LP By: Name: Scott McCabe Title: Authorized Signatory Latigo Partners MA2, L.P. By: Latigo GP LLC By: Name: Scott McCabe Title: Authorized Signatory [Signature Page to Commitment Letter]

[Signature Page to Commitment Letter] GT ADVANCED TECHNOLOGIES INC. By: Name: Title: GTAT CORPORATION By: Name: Title: GT EQUIPMENT HOLDINGS, INC. By: Name: Title: LINDBERGH ACQUISITION CORP. By: Name: Title: Hoil Kim Vice President and General Counsel Hoil Kim Vice President and General Counsel Hoil Kim Vice President and General Counsel Hoil Kim Vice President and General Counsel

[Signature Page to Commitment Letter] GT SAPPHIRE SYSTEMS HOLDING LLC By: Name: Title: GT ADVANCED CZ LLC By: Name: Title: GT SAPPHIRE SYSTEMS GROUP LLC By: Name: Title: Hoil Kim Vice President and General Counsel Hoil Kim Vice President and General Counsel Hoil Kim Vice President and General Counsel

Schedule I Backstop Lenders Backstop Lender Commitment Affiliates of, and funds and/or accounts managed by, Aristeia Capital L.L.C. $20,010,776.18 Wolverine Flagship Fund Trading Limited $14,643,676.17 Affiliates of, and funds and/or accounts managed by, New Generation Advisors, LLC $13,962,361.14 Affiliates of, and funds and/or accounts managed by, Whitebox Advisors LLC $12,128,021.41 QPB Holdings Ltd. $10,187,545.54 Affiliates of, and funds and/or accounts managed by, Pine River Capital Management L.P. $8,698,859.16 Jefferies LLC $6,218,821.43 Affiliates of, and funds and/or accounts managed by, Latigo Partners LP $5,000,000.00 AQR Funds – AQR Diversified Arbitrage Fund $3,515,445.68 Hare & Co. o/b/o Advanced Series Trust – AST Academic Strategies Asset Allocation Portfolio $434,493.29 Advantage Opportunities Fund, L.P. $200,000.00

Exhibit A GT Advanced Technologies Inc. $95,000,000 Debtor-in-Possession Term Loan Facility Amended Summary of Terms and Conditions I. DIP FACILITY Borrower: GT Advanced Technologies Inc. (the “Borrower” and together with its direct and indirect subsidiaries, collectively the “Company”) Guarantors: All obligations of the Borrower (collectively, the “Obligations”) in respect of the DIP Facility will be unconditionally guaranteed, by each direct and indirect subsidiary of the Borrower (each a “Guarantor” and collectively, the “Guarantors” and collectively with the Borrower, the “Loan Parties”), including, without limitation, any subsidiary that is a debtor and debtor in possession in the jointly administered chapter 11 cases (the “Cases”) pending in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”) (together with the Borrower, collectively, the “Debtors”), solely in the case of any direct or indirect subsidiary of the Borrower that is not a Debtor, unless (i) such direct or indirect subsidiary is immaterial or (ii) guaranteeing the obligations (x) would violate any applicable law or (y) would result in material adverse tax consequences; provided that in no circumstance shall (x) any direct or indirect subsidiary of the Borrower that is organized in the People’s Republic of China 1 or Hong Kong be a Guarantor and (y) any direct or indirect subsidiary of the Borrower that is organized in Taiwan, Mauritius or Germany (or any domestic subsidiary of any subsidiary that is organized in the foregoing jurisdictions, the People’s Republic of China or Hong Kong) be a Guarantor as long as, in the case of this clause (y) the aggregate amount of total assets for all such direct or indirect subsidiaries of the Borrower does not exceed 5.0% of the aggregate amount of consolidated total assets of the Borrower and its subsidiaries. Administrative Agent: Cantor Fitzgerald will act as sole and exclusive administrative agent with respect to the DIP Facility (in such capacity, the “Administrative Agent”) for the Lenders and will perform the duties customarily associated with such role. Collateral Agent: Cantor Fitzgerald will act as sole and exclusive collateral agent with respect to the DIP Facility (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents”) for the Lenders and will perform the duties customarily associated with such role. Commitment Parties: Certain holders of the Borrower’s 3.00% Senior Convertible Notes due 2017 (the “2017 Convertible Notes”) and 3.00% Senior Convertible 1 For the avoidance of doubt, any reference to “People’s Republic of China” in this Term Sheet shall be deemed to exclude Hong Kong.

2 Notes due 2020 (the “2020 Convertible Notes” and together with the 2017 Convertible Notes, collectively the “Pre-Petition Convertible Notes”) and/or their affiliates as identified on Exhibit A to the Commitment Letter that provide commitments to fund the DIP Loans (as defined below) (the “Backstop DIP Commitments”) (each a “Backstop Lender” and collectively, the “Backstop Lenders”). Lenders: Holders (the “Pre-Petition Convertible Noteholders”) of the Pre-Petition Convertible Notes shall be provided the opportunity to subscribe for a portion of DIP Loans pursuant to procedures reasonably acceptable to the Backstop Lenders and the Borrower. The Backstop DIP Commitments shall be reduced ratably upon funding of DIP Loans by a Lender that is not a Backstop Lender. Type, Amount and Maturity: A term loan facility (the “DIP Facility”) in the aggregate principal amount of $95 million (the “DIP Loans”). Amounts paid or prepaid under the DIP Facility may not be reborrowed. The DIP Facility will mature and shall be paid in full in cash on the date (the “Maturity Date”) that is the earliest to occur of (i) the twelve month anniversary of the Closing Date, (ii) the effective date (the “Effective Date”) of a chapter 11 plan for the reorganization of the Borrower or any Debtor (the “Chapter 11 Plan”), and (iii) the acceleration of the DIP Loans in accordance with the Definitive Financing Documentation (as defined below). Upon the Effective Date of a chapter 11 plan, the DIP Facility may be converted into an exit facility on terms and conditions to be agreed upon by the Backstop Lenders and the Borrower and satisfactory to each Backstop Lender in its sole discretion. The Definitive Financing Documentation will provide for, or permit, a letter of credit facility providing for the issuance of letters of credit with aggregate face amounts outstanding not to exceed $15 million, on terms and conditions (including fees) satisfactory to the Commitment Parties (the “LC Facility”), which $15 million LC Facility shall be in addition to the $95 million of the principal amount of the DIP Loans available to the Borrower (it being understood that the aggregate principal amount of the Lenders’ commitment to fund the DIP Loans is $95 million). Any such letter of credit facility shall be fully cash collateralized with the proceeds of customer deposits received in connection with sales contracts. Liens/Priority: Subject to the Carve-Out (as defined below) and the provisions set forth below under “Apple Settlement Agreement,” the DIP Facility shall be secured by a first priority perfected lien on all assets of the Borrower and the Guarantors (collectively, the “Collateral”); provided that the Collateral shall be subject to permitted Liens and certain exceptions to be mutually agreed (including any equitable claim or other similar claim Tera Xtal Technology Corp. may have against up to 34 ASF Furnaces located in Mesa, Arizona, pursuant to the terms of the December 15, 2014 order of the Bankruptcy Court approving the terms of the Apple

3 Settlement, solely upon entry of a court order providing that such party has a lien or security interest in such assets). All obligations under the DIP Facility shall constitute super-priority administrative expense claims of the Debtors with priority over all super-priority administrative expense claims, subject to the Carve-Out. For the avoidance of doubt, (x) the Loan Parties will not be required to provide foreign law share pledges with respect to the shares of any direct or indirect subsidiary of the Borrower that is organized in Luxembourg, Taiwan, Mauritius, Germany or the People’s Republic of China and (y) in no event shall more than 65% of the voting capital stock of any direct or indirect subsidiary of the Borrower that is organized in a jurisdiction other than the US be required to be pledged. For the avoidance of doubt, the Collateral will include any intercompany notes from GT Advanced Technologies Limited to GTAT Corporation pursuant to the intercompany agreement between and among GTAT Corporation and GT Advanced Technologies Limited (the “Intercompany Agreement”), and any collateral rights thereunder. “Carve-Out” shall mean, upon the Maturity Date, the sum of (i) all fees required to be paid to the clerk of the Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in (iii) below); (ii) fees and expenses of up to $25,000 incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (iii) below); (iii) to the extent allowed at any time, whether by interim order, procedural order or otherwise, all unpaid fees, costs and expenses (the “Professional Fees”) incurred by persons or firms retained by the Debtors or the Committee pursuant to section 327, 328, or 363 of the Bankruptcy Code, (collectively, the “Professional Persons”) and the reimbursement of out-of-pocket expenses, to the extent allowed at any time, incurred by any member of the Committee (but excluding fees and expenses of third-party professionals employed by any such member of the Committee) (the “Committee Expenses”), in each case before or on the date of delivery by the Administrative Agent of a Carve-Out Trigger Notice (as defined below) to the Debtors and the Committee, whether allowed by the Court prior to or after delivery of a Carve-Out Trigger Notice (the “Pre-Trigger Date Fees”); and (iv) after the date of delivery of the Carve-Out Trigger Notice (the “Trigger Date”), to the extent incurred after the Trigger Date allowed at any time thereafter, whether by interim order, procedural order or otherwise, the payment of Committee Expenses and Professional Fees of Professional Persons, in an aggregate amount not to exceed $2,000,000, (the amount set forth in this clause (iv) being the “Post-Carve Out Trigger Notice Cap”). For purposes of the foregoing, “Carve-Out Trigger Notice” shall mean notice by the Administrative Agent to the Debtors, its lead counsel, the United States Trustee, and lead counsel for the Committee, delivered upon the occurrence of a Maturity Date under the DIP Order, stating that the Post-Carve Out Trigger Notice Cap has been invoked. For the avoidance of doubt and notwithstanding anything to the contrary herein, the Carve-Out shall be senior to all liens and claims, including

4 any adequate protection liens, any superpriority claims any prepetition liens, and any other liens, claims, or interest of any person. Notwithstanding the foregoing, the Carve-Out shall not include, apply to or be available for any fees or expenses incurred by any party in connection with (a) the investigation, initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against any of the Commitment Parties, the Lenders, the Agent, or the Pre- Petition Convertible Noteholders, including challenging the amount, validity, perfection, priority or enforceability of or asserting any defense, counterclaim or offset to, the obligations and the liens and security interests granted under the DIP Loan or the Pre-Petition Convertible Notes (as applicable), including, without limitation, for lender liability or pursuant to section 105, 510, 544, 547, 548, 549, 550, or 552 of the Bankruptcy Code, applicable nonbankruptcy law or otherwise; provided that the Borrowers and Guarantors may assert, and the Carve-Out shall apply to, any challenge that any Commitment Party, Lender or Agent is enforcing any lien, claim, right or security interest or realization upon any Collateral, or exercising any other right or remedy, in violation of the Loan Documents or the DIP Order; (b) attempts to modify any of the rights granted to the Commitment Parties, the Lenders, the Agent, or the Pre-Petition Convertible Noteholders hereunder; or (c) attempts to prevent, hinder or otherwise delay any of the Commitment Parties’, the Lenders’, the Agent’s, or the Pre-Petition Convertible Noteholders’ assertion, enforcement or realization upon any of their claims or Collateral, as applicable, other than to seek a determination that an Event of Default under the DIP Loan has not occurred or is not continuing; provided that nothing herein shall prevent the Debtors and the Committee from using the Carve Out to investigate or litigate issues regarding the substantive consolidation of the Debtors' estates or similar theories with respect to the ranking of creditors of GT Advanced Technologies Inc. as compared to creditors of other Debtors. Availability and Use of Proceeds: The DIP Loans shall be available on the closing date of the DIP Facility (the “Closing Date”). Proceeds of the DIP Loans will be used to (i) fund working capital requirements, (ii) pay costs, fees and expenses incurred in connection with the DIP Facility and the transactions contemplated thereby and (iii) pay other costs and expenses with respect to the administration of the Cases, in each case, pursuant to the Approved Budget (as defined below). Amortization: None. Interest Rates: 9.5% per annum payable monthly in cash; 1.625% per annum payable in kind. After the occurrence and during the continuance of an event of default, interest on all DIP Loans and all other outstanding amounts under the Definitive Financing Documentation will bear interest at a rate equal to 3.0% per annum plus the otherwise applicable rate, and such additional

5 default interest shall be payable in kind (other than on the Maturity Date). Original Issue Discount: 97%. Put Option Premium: 3.0%, which has been fully earned upon the entry of the Original Commitment Letter Order by the Bankruptcy Court on March 20, 2015 and is payable in cash upon earlier of (i) the initial funding of the DIP Loans and (ii) the termination of the Commitment Letter other than solely as a result of a material breach by any of the Backstop Lenders of their obligations to fund their commitments under the Commitment Letter after the satisfaction of all conditions precedent set forth in the Commitment Letter. If any Backstop Lender shall fail to fund its commitment under the Commitment Letter upon satisfaction of the conditions precedent set forth therein and the other Backstop Lenders are required to fund the Unfunded Amount (as defined in the Commitment Letter), the Put Option Premium allocated to such defaulting Backstop Lender shall be reallocated to the other Backstop Lenders based on the amount of the Unfunded Amount provided by each such Backstop Lender. For the avoidance of doubt, the pro rata share of the Put Option Premium payable to each Backstop Lender shall be calculated based upon the Commitments set forth in the commitment letter dated March 17, 2015 annexed to the Original Commitment Letter Order. Extension Put Option Premium: 1.04%, 24% of which will be added to the principal amount of the DIP Loans and 76% of which will be paid in cash, fully earned and payable to the Backstop Lenders upon the earlier of (i) the Closing Date and (ii) the termination of the Commitment Letter other than solely as a result of a material breach by any of the Backstop Lenders of their obligations to fund their commitments under the Commitment Letter after the satisfaction of all conditions precedent set forth in the Commitment Letter. To the extent the Extension Put Option Premium is earned and payable under clause (ii) above, such premium shall be payable entirely in cash. If any Backstop Lender shall fail to fund its commitment under the Commitment Letter upon satisfaction of the conditions precedent set forth therein and the other Backstop Lenders are required to fund the Unfunded Amount (as defined in the Commitment Letter), the Extension Put Option Premium allocated to such defaulting Backstop Lender shall be reallocated to the other Backstop Lenders based on the amount of the Unfunded Amount provided by each such Backstop Lender. For the avoidance of doubt, the Extension Put Option Premium described herein shall amend and supersede the Extension Put Option Premium approved by the order of the Bankruptcy Court entered on May 12, 2015 [Docket No. 1807]. Warrants: Any entity (including, without limitation, any Debtor or successor to any Debtor) that issues equity interests to holders of claims and/or interests in the Debtors on account of such claims and/or interests (the “Issuing Entity”) shall issue warrants (the “Warrants”) on the Effective Date to the Lenders, that will permit the Lenders, on a pro rata basis, to acquire,

6 upon exercise for a nominal price, 1.50% of the fully diluted capital stock of the reorganized Borrower issued or approved for issuance as of the Effective Date of a Chapter 11 Plan, which warrants shall be immediately exercisable upon the Effective Date. No warrants shall be issued upon a sale of the Borrower or all or substantially all of the assets of the Borrower and its subsidiaries prior to a consummation of a Chapter 11 Plan; provided, that upon a sale of the Borrower or all or substantially all of the assets of the Borrower and its subsidiaries prior to a consummation of a Chapter 11 Plan, the DIP Loans shall be paid in full subject to the 1.5% prepayment premium set forth below. Conditions Precedent: The closing of the DIP Facility (the “Closing”) shall be subject to certain conditions set forth in the Commitment Letter. Prepayments: Voluntary: Prepayments under the DIP Facility may be made at any time without premium or penalty (other than breakage costs to the extent applicable). Mandatory: Subject to the provisions below under “Apple Settlement Agreement,” mandatory prepayments of the DIP Facility shall be required in an amount equal to (i) 100% of the net proceeds from debt issuances other than permitted debt, (ii) 100% of net proceeds of asset sales (excluding (x) the sale of the ASF Furnaces subject to the provisions set forth below under “Apple Settlement Agreement”, (y) the proceeds of the sale of the ASF Furnaces retained by GT HK to the extent permitted by the Intercompany Agreement and (z) sales of inventory and other assets in the ordinary course of business) in excess of (a) $12.5 million in the aggregate received after the Closing Date and (b) $5.0 million in the aggregate received between the date of this Commitment Letter and the Closing Date, insurance/condemnation (and in the case of insurance proceeds, any such proceeds received after the execution of the Commitment Letter; provided, that the portion of any insurance proceeds that are intended to be applied to remediate or repair ASF Furnaces damaged by the May 26, 2015 fire at the Company’s Mesa facility (the “Mesa Fire”) shall not be subject to a mandatory prepayment) and certain other extraordinary receipts (other than tax refunds) (in each case, without, for the avoidance of doubt, reinvestment rights other than with respect to insurance proceeds relating to the Mesa Fire as set forth above) and (iii) 100% of proceeds of equity securities. No prepayment premium shall be applicable with respect to the mandatory prepayments; provided, that upon a sale of the Borrower or all or substantially all of the assets of the Borrower and its subsidiaries prior to consummation of a Chapter 11 Plan, the DIP Facility shall be repaid subject to a prepayment premium equal to 1.5% of the aggregate principal amount of the DIP Loans. Apple Settlement Agreement: Notwithstanding anything herein to the contrary, prior to an event of default under the DIP Facility and the consequent acceleration and taking of actions to seize or foreclose on any property of any GTAT Parties (as defined in the Amended and Restated Adequate Protection and Settlement Agreement, dated as of December 15, 2014, by and among

7 the Apple Parties party thereto and the GTAT Parties party thereto, as in effect on the date hereof (the “Apple Settlement Agreement”)) by and on behalf of the Lenders (a “DIP Foreclosure”), upon a sale of any ASF Furnace (as defined in the Apple Settlement Agreement), the net cash proceeds of such sale shall be applied: (i) first, in an amount equal to the applicable Apple Repayment Amount (as defined in the Apple Settlement Agreement) or if applicable, the Apple Reduced Repayment Amount (as defined in the Apple Settlement Agreement), to pay the Apple Claim (as defined in the Apple Settlement Agreement) and (ii) second, with respect to 20% of any remaining net cash proceeds retained by the Loan Parties pursuant to the Intercompany Agreement, to prepay the DIP Facility (with no reinvestment rights); provided that, after a DIP Foreclosure, (i) with respect to the net cash proceeds of a sale of any Mesa ASF Furnace (as defined in the Apple Settlement Agreement), the net cash proceeds shall be applied (v) first, to payment of that portion of the DIP Facility constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements to counsel to the Agent) payable to the Agent in its capacity as such, (w) second, to repay all accrued and unpaid interest, fees, expenses and other obligations (including any interest paid in kind, but other than any initial principal amount) under the DIP Facility, (x) third, to repay the initial principal amount of the DIP Facility of up to $150 million, (y) fourth, to repay the Apple Claim and (z) fifth, to the extent any obligations under the DIP Facility remain outstanding, to repay such obligations, and (ii) with respect to the net cash proceeds of a sale of any other ASF Furnace, to repay any outstanding obligations under the DIP Facility. For the avoidance of doubt, any insurance proceeds relating to the Mesa Fire used to remediate or repair any ASF Furnace that has not suffered a total loss shall not be used to pay the Apple Repayment Amount. Representations and Warranties: The Definitive Financing Documentation will contain only the following representations and warranties (subject to scheduled exceptions and customary qualifications and limitations for materiality to be negotiated): (i) valid existence, power and authority, foreign qualifications, authorization and enforceability; (ii) government approvals and compliance with laws (including, without limitation, ERISA, labor and environmental); (iii) absence of litigation; (iv) no default or event of default; (v) title to properties and possession under leases; (vi) subsidiaries; (vii) taxes; (viii) financial condition (including projections and no material adverse change) and undisclosed liabilities; (ix) no material adverse change; (x) investment company and other regulated entities; (xi) material contracts; (xii) collateral; (xiii) intellectual property; (xiv) licenses; (xv) insurance matters (including that any loss, damage incurred to, or repair necessary for the ASF sapphire furnaces as a result of the Mesa Fire is covered fully by insurance proceeds); (xvi) capitalization, capital structure and investments; (xvii) jurisdiction of organization and locations; (xviii) accounts and cash management accounts; (xix) effectiveness of DIP orders; (xx) administrative priority; (xxi) lien priority, and (xxii) no material misstatements and accuracy of all information provided.

8 Affirmative Covenants: The Definitive Financing Documentation will only contain the following affirmative covenants (subject to scheduled exceptions and customary qualifications and limitations for materiality to be negotiated): (i) delivery of monthly and quarterly financial statements (together with narrative reports or update calls with the Advisor to Lenders), annual audited financial statements as of December 31, 2014 as soon as reasonably practicable and in any event no later than April 15, 2016, management letters and budgets; (ii) delivery of notices with respect to event of default, litigation, mandatory prepayment event, material developments, ERISA or environmental events, material changes to business, operations, management, financial condition or material contracts, labor matters, taxes, owned margin stock and other information; (iii) delivery of any material pleading, motions and other documents related to the Cases; (iv) preservation of corporate existence, permits, licenses and intellectual property; (v) maintenance of property and insurance (including that (a) the Company use best efforts to file or assert an insurance claim for any potential loss, damage or repair with respect to ASF Furnaces as a result of the May 26, 2015 fire at the Mesa facility prior to any applicable bar date or deadline under the relevant insurance policies or applicable law, as such dates may be extended and (b) the Loan Parties will receive insurance proceeds sufficient to remedy any loss, damage or repair necessary for the ASF sapphire furnaces and will use such proceeds to address any loss, damage or repair necessary for the ASF sapphire furnaces); (vi) payment and performance of obligations; (vii) compliance with laws; (viii) payment of taxes; (ix) inspection of property and books and records; (x) use of proceeds; (xi) requirement to enter into deposit account control agreements with regard to accounts of the Company located in the U.S. (subject to exclusions for any accounts so long as the Company is in compliance with the financial covenants related to minimum and maximum cash); (xiii) environmental matters;

9 (xiv) The Loan Parties, to the extent applicable, will enforce all available remedies promptly upon any default or event of default under the Intercompany Agreement, including giving notice of any default as required to satisfy any conditions to an event of default, except as otherwise agreed by the Required Lenders (as defined below); and (xv) further assurances. Negative Covenants: The Definitive Financing Documentation will contain only the following negative covenants (subject to scheduled exceptions and customary qualifications and limitations for materiality to be negotiated): (i) limitation on liens; (ii) limitation on disposition of assets, provided that, subject to the prepayment provisions above, sales of SSG, ASMG and Hyperion shall be permitted; (iii) limitation on consolidation, mergers, acquisitions, loans, investments and intercompany transfers; (iv) limitation on incurrence of indebtedness; (v) limitation on transaction with affiliates, (vi) limitation on restricted payments; (vii) limitation on prepayment of certain debt; (viii) limitation on negative pledges; (ix) limitation on incurrence of super-priority claims; (x) limitation on sale-leaseback transactions; (xi) limitation on use of proceeds; (xii) limitation on change in business, structure, accounting, name and jurisdiction of organization; (xiii) limitation on amendments to organization documents, bylaws, related agreements, subordinated debt or DIP Order; (xiv) limitation on entry into certain contractual obligations or settlements; (xv) limitation on restrictive agreements; (xvi) OFAC, PATRIOT Act, money-laundering and other anti- terrorism laws;

10 (xvii) hazardous materials; (xviii) the Company shall not have sold ASF Furnaces for an average price of less than 85% of the average sale price set forth in the Company’s business plan and reflected in the “Amended Projections” disclosed in the Company’s Form 8-K, dated March 3, 2015; (xix) gross proceeds, on an aggregate basis, from monetization of assets at the Company’s Mesa facility, excluding ASF Furnaces and reclamation dispositions, shall not be less than 50% of Hilco Appraisal; (xx) no amendment or other modifications to the Apple Settlement Agreement in any manner adverse to the interests of the Lenders; (xxi) no amendment or other modifications to the Intercompany Agreement in any manner adverse to the interests of the Lenders (xxii) the Company (other than any subsidiary organized in the People’s Republic of China or Hong Kong) shall have no more than (x) $2,670,000 of restricted cash and (y) $300,000 in the aggregate of other cash and cash equivalents on hand during any consecutive three (3) business day period, in each case, deposited in deposit accounts which are not subject to a control agreement in favor of the Collateral Agent (the “Controlled Cash Covenant”); provided that such amount shall be decreased by the amount of any restricted cash currently cash collateralizing any letter of credit to the extent such letter of credit is replaced with a letter of credit issued under the LC Facility or otherwise expires; and (xxiii) the Company’s subsidiaries organized in the People’s Republic of China (such subsidiaries, the “Chinese Subsidiaries”; it being understood that the “Chinese Subsidiaries” shall not include any subsidiary organized in Hong Kong or Taiwan) shall have no more than $3,000,000 of aggregate cash and cash equivalents on hand at any time; provided that the Chinese Subsidiaries may have more than $3,000,000 of aggregate cash and cash equivalents to the extent that (i) the Chinese Subsidiaries and the Loan Parties use commercially reasonable efforts to reduce such amount to less than $3,000,000 (subject to compliance with applicable law) and (ii) such amount in excess of $3,000,000 was obtained by the Chinese Subsidiaries in the ordinary course of business; Milestones: The Definitive Financing Documentation will contain only the following milestones relating to the Cases (which milestones shall cease to apply upon the repayment in full in cash of the DIP Facility):

11 (i) the Debtors shall have filed a plan of reorganization (the “Proposed Plan”) and disclosure statement with respect to the Proposed Plan (the “Disclosure Statement”) contemplating a repayment in full in cash of the DIP Facility upon the consummation of such Proposed Plan (such Proposed Plan, together with the Disclosure Statement, an “Approved Plan”) on or prior to January 8, 2016; (ii) the Bankruptcy Court shall have entered an order approving the Disclosure Statement for the Approved Plan on or prior to February 8, 2016; (iii) the Bankruptcy Court shall have entered an order confirming the Approved Plan on or prior to March 15, 2016; and (iv) the Approved Plan shall have been consummated on or prior to March 31, 2016. Financial Covenants: Minimum unrestricted cash and cash equivalents of $40,000,000 at any time (which shall exclude, without duplication, (i) any cash collateral supporting the LC Facility, (ii) any cash and cash equivalents held by any direct or indirect subsidiary of the Borrower that is organized in the People’s Republic of China, (iii) any cash and cash equivalents held by any direct or indirect subsidiary of the Borrower that is organized in Hong Kong not subject to the security interest of an intercompany note owed to GTAT Corp, and (iv) any cash and cash equivalents in excess of $300,000) that are not held in deposit or securities accounts subject to account control agreements in favor of the Collateral Agent). Minimum unrestricted cash and cash equivalents of $17,500,000 held by the Borrower or any of the other Loan Parties organized in the United States that is subject to control agreements at any time that are held in deposit or securities accounts subject to account control agreements in favor of the Collateral Agent (which shall exclude any cash collateral supporting the LC Facility). 20% maximum variance to cumulative2 operating cash receipts based on the Approved Budget (as amended with the consents set forth below) tested each month ending on or after December 31, 2015. 15% maximum variance to cumulative3 cash disbursements based on the Approved Budget (as amended with the consents set forth below), excluding the Apple Repayment Amount, costs related directly to the shipping and installation of sold ASF Furnaces and cash amounts applied to cash collateralize the LC Facility to the extent funded with customer deposits received in connection with the sale of ASF Furnaces (as defined in the Apple Settlement Agreement), tested monthly. The Debtors shall not have incurred an average cost greater than $26,000 per 2 Cumulative from the Closing Date. 3 Cumulative from the Closing Date.

12 furnace related to this shipping and installation of sold ASF Furnaces. For the avoidance of doubt, costs related to the shipping and installation of sold ASF Furnaces shall exclude Mesa wind-down and crating costs. Approved Budget and Certain Reporting Requirements: The Borrower shall deliver, on or prior to the Closing Date, to Blackstone Advisory Partners L.P. (“Advisor to Lenders”) and those Lenders willing to receive such information on a confidential basis without any cleansing requirement a budget (the “Approved Budget”) projecting cash flows through the maturity of the DIP Facility in form consistent with the budget previously delivered to Advisor to Lenders, which budget shall be approved by the Majority Backstop Lenders in their reasonable discretion; provided that any material modification to the budget previously delivered to the Advisor to Lenders shall be subject to consent of the Majority Backstop Lenders in their sole good faith discretion; provided further that all Lenders shall receive on a public basis a budget (the “Public Budget”) that is consistent with the Approved Budget and in form consistent with the budget previously provided to the Backstop Lenders and made public in the Company’s Form 8-K dated July 7, 2015. After the Closing Date, the Approved Budget may only be modified or amended with the approval of the Required Lenders or Lenders holding more than 60% of the aggregate amount of the DIP Loans and the commitments under the DIP Facility to the extent such modification or amendment to the Approved Budget shall have an impact on the cash disbursements variance covenant set forth in the Financial Covenants section above. As used herein, “Majority Backstop Lenders” means the Backstop Lenders providing more than 50% of the Backstop DIP Commitments. On a monthly basis, deliver to Advisor to Lenders and those Lenders willing to receive such information on a confidential basis without any cleansing requirement (i) a variance report setting forth the actual cash flows in the preceding month as compared to the monthly budget set forth in the Approved Budget, and (ii) an updated thirteen (13) week cash flow forecast, which shall be in form consistent with the thirteen (13) week cash flow forecast previously provided to the Advisor to Lenders. Information Regarding Sale of Furnaces: The Company shall continue to hold bi-weekly calls, where Counsel to Lenders and Advisor to Lenders are allowed to participate, to discuss status of and updates to the sale of the Company’s furnaces and address issues or matters that are in scope or nature of the issues or matters currently addressed on such bi-weekly calls. Voting: Amendments and waivers of the Definitive Financing Documentation will require the approval of Lenders holding more than 50% of the aggregate amount of the DIP Loans and commitments under the DIP

13 Facility (the “Required Lenders”); provided that the consent of the Lenders holding more than 60% of the aggregate amount of the DIP Loans and the commitments under the DIP Facility shall be required for any amendment or waiver with respect to the cash disbursements variance covenant set forth in the Financial Covenants section above; provided further that, the consent of each Lender shall be required with respect to, among other things, (a) increases in the commitment of such Lender, (b) reductions of principal, interest or fees of such Lender, (c) extensions of final maturity of the loans or commitments of such Lender, and (d) releases of all or substantially all of the value of the guarantees (except if such Guarantor is permitted to be sold pursuant to the Definitive Financing Documentation) or all or substantially all of the Collateral. Events of Default: The Definitive Financing Documentation will contain the following events of default: (i) a cross-default with the Apple Settlement Agreement; (ii) failure to pay principal, interest or any other amount when due; (iii) failure to comply with covenants; (iv) representations and warranties incorrect or misleading in any material respect when made or deemed made; (v) entry of order (a) dismissing Cases or conversion of Cases to a chapter 7 case, (b) appointing a chapter 11 trustee in any of the Cases, (c) granting any other super-priority claim or lien on the Collateral equal or superior to that of the Lenders, (d) staying, reversing, vacating or modifying in any manner adverse to the Lenders the DIP Loans or the DIP Order or (e) appointing an examiner having enlarged powers to manage financial affairs of any Debtor; (vi) following entry of a final DIP Order, entry of an order against any Lender regarding the DIP Loans or the prepetition obligations that has a material adverse effect on their rights and remedies; (vii) Debtors’ use or support of any portion of the DIP Loans or Collateral to challenge the validity, perfection, priority, extent or enforceability of the DIP Loans or the prepetition obligations or the liens on the assets of the Debtors securing the DIP Loans or the prepetition obligations; (viii) Debtors’ support of any investigation or assertion of any claims against any Lender or any Agent; (viii) failure to meet the milestone requirements by the applicable milestone dates; (ix) sale of all or substantially all of the Debtors’ assets; (x) change of control; (xi) ERISA event, environmental event or other similar reportable events; (xii) filing of any motion or proceeding which could have material impairment of the Lenders’ rights under the Loan Documents; (xiii) any DIP Order ceasing to be in full force and effect; (xiv) payment of or granting adequate protection with respect to prepetition claims other than as approved by the Bankruptcy Court; (xv) cross-default to other indebtedness and certain contingent obligations (for the sake of clarity, which shall not include a cross-default to the agreement referred to in clause (xx) below or any indebtedness issued pursuant to the Intercompany Agreement); (xvi) failure to satisfy or stay execution of judgments; (xvii) actual or asserted invalidity or impairment of any part of the Loan Documents (including failure of any lien to remain perfected); (xviii) material judgments; (xix) invalidity of guarantees or liens securing the DIP Facility; and (xx) cross-default to the occurrence of a default, and the exercise of material remedies, in respect of the

14 Facility Lease Agreement, effective as of October 31, 2013, by and between Platypus Development LLC and the Borrower. Solicitation Process and Solicitation Procedures The Borrower will undertake a solicitation process to holders of the Pre- Petition Convertible Notes that are not Commitment Parties (“Other Pre- Petition Convertible Noteholders”) for the purpose of offering them an opportunity to subscribe for up to their respective pro rata portions of DIP Loans pursuant to the solicitation procedures (the “Solicitation Procedures”) approved pursuant to the Order Pursuant to Bankruptcy Code Section 105(a), 363(b), and 364 and Bankruptcy Rule 6004(h) Approving Procedures for Solicitation of GT Noteholders to Participate in Proposed Debtor in Possession Financing [Docket No. 1575]. Assignments and Participations: Assignments under the DIP Facility are subject to the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, except, in each case, with respect to any assignment to a lender, an affiliate of such a lender or a fund engaged in investing in commercial loans that is advised or managed by such a lender. No participation shall include voting rights, other than for matters requiring consent of 100% of the Lenders. Indemnity and Expense Reimbursement: The Signatory Loan Parties,4 jointly and severally, agree to indemnify, hold harmless and defend the Commitment Parties, any administrative agent and collateral agent for the DIP facility (in any such capacity, the “Agent”), their respective affiliates and their respective directors, officers, employees, attorneys, advisors, agents and other representatives (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the DIP Facility, the use of the proceeds thereof or any claim, litigation, investigation or proceeding (a “Proceeding”) relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such Proceedings are brought by you, your equity holders, affiliates, creditors or any other person, and to reimburse each Indemnified Person upon demand for any reasonable legal or other out- of-pocket expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses (i) to the extent they are found by a final, nonappealable judgment of a court of competent jurisdiction to arise from the willful misconduct, bad faith or gross negligence of such Indemnified Person or its control affiliates, directors, officers or employees (collectively, the “Related Parties”) or (ii) arising out of any claim, litigation, investigation or proceeding that does not involve an act or omission of you or any of your affiliates and that is brought by an Indemnified Person against any other Indemnified Person. In addition, (a) 4 As such term is defined in the Commitment Letter.

15 all out-of-pocket expenses (including, without limitation, reasonable fees, disbursements and other charges of one lead counsel (and any special or local counsel reasonably necessary) and one financial advisor of the Commitment Parties and one lead counsel (and any special or local counsel reasonably necessary) for the Agents, an administrative fee with respect to the DIP Facility and the solicitation of participation in the DIP Loan by other Pre-Petition Convertible Noteholders payable to the Agent in an amount not to exceed $75,000 per year) in connection with the DIP Facility and the transactions contemplated thereby shall be paid by the Signatory Loan Parties, (b) all out-of-pocket expenses (including, without limitation, documented fees, disbursements and other charges of one lead counsel (and any special or local counsel reasonably necessary) and one financial advisor of the Commitment Parties and one lead counsel (and any special or local counsels reasonably necessary) for the Agents) for the enforcement costs and documentary taxes associated with the DIP Facility and the transactions contemplated thereby shall be paid by the Signatory Loan Parties, and (c) all out-of-pocket expenses (including, without limitation, documented fees, disbursements and other charges of one lead counsel (and any special or local counsel reasonably necessary) and one financial advisor) of an ad hoc group of the Pre- Petition Convertible Noteholders incurred following the commencement of the Cases through the date of the Original Commitment Letter Order5 shall have been paid by the Signatory Loan Parties, in each case for clauses (a), (b) and (c) unless the Closing Date shall not occur solely as a result of a material breach by any of the Commitment Parties of their obligations to fund their commitments hereunder after the satisfaction of all conditions precedent set forth in this Commitment Letter; provided that, absent a conflict of interest, the lead counsel and financial advisor of the Commitment Parties selected pursuant to clauses (a), (b) and (c) above shall initially be Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”) and Blackstone Advisory Partners L.P. (“Blackstone”), respectively, provided further that, (w) fifty (50) percent of the aggregate amounts described in clauses (a) and (c) above payable to Akin Gump and Blackstone and incurred through the date of the Original Commitment Letter Order shall have been paid on the date of the Original Commitment Letter Order and the Borrower shall have no obligation under this Commitment Letter to pay the remaining fifty (50) percent of the amounts described in clauses (a) and (c) incurred through the date of the Original Commitment Letter Order (it being understood for the avoidance of doubt that the Commitment Parties reserve the right to seek reimbursement of such remaining amounts through other means in connection with the Cases (as defined in the Term Sheet)), (x) amounts described in clause (a) above payable to Akin Gump and Blackstone (which in the case of Blackstone, such fees shall be equal to $50,000 per month, shall not include any restructuring or completion fee 5 “Original Commitment Letter Order” means the Order Pursuant to Bankruptcy Code Sections 363(B) and 503(b) and Bankruptcy Rules 2002 and 6004(h) (A) Authorizing Debtors to Pay Put Option Premium and Expenses to Certain Unaffiliated GT Noteholders in Connection with Debtor in Possession Financing Commitment and (B) Approving Information Sharing Obligations and Indemnity Thereunder entered by the Bankruptcy Court on March 20, 2015 [ECF No. 1490].

16 and shall be credited against any fees earned by Blackstone in connection with its representation of the ad hoc group of the Pre-Petition Convertible Noteholders) and incurred after the date of the Original Commitment Letter Order shall be paid in accordance with the Original Commitment Letter Order and no later than on the date of the Amended Commitment Letter Order (as defined below), (y) amounts described in clause (a) above payable to Akin Gump and Blackstone (which in the case of Blackstone, such fees shall be equal to $50,000 per month, shall not include any restructuring or completion fee and shall be credited against any fees earned by Blackstone in connection with its representation of the ad hoc group of the Pre-Petition Convertible Noteholders) and incurred after the date of the Amended Commitment Letter Order shall be paid on the earlier of the Closing Date and the termination of this Commitment Letter other than solely as a result of a material breach by the Commitment Parties of their obligations to fund their commitments under this Commitment Letter after the satisfaction of all conditions precedent in the Commitment Letter and (z) solely with respect to those amounts described in clause (a) payable to Akin Gump and Blackstone (which in the case of Blackstone, such fees shall be equal to $50,000 per month, shall not include any restructuring or completion fee and shall be credited against any fees earned by Blackstone in connection with its representation of the ad hoc group of the Pre-Petition Convertible Noteholders) incurred after the Closing Date and clause (b) whenever incurred, the Signatory Loan Parties shall pay such amounts on a current basis. It is further agreed that Akin Gump and local counsel shall have opened a new billing matter number for matters covered by clauses (a) and (b), and in no event shall fees related to the following be included in clause (a): substantive consolidation, inter-company claims, disputes regarding the ranking, recharacterization and/or subordination of prepetition claims against the debtors, disputes among debtors with respect to the ownership of assets, such as tax refunds or net operating losses, disputes with respect to the exclusive right to file a plan, plan sponsorship work, acting as a purchaser in an auction sale of the Company’s assets under Section 363 of the Bankruptcy Code (other than in a credit bid of the DIP Loan), and any other similar issues having no effect on a debtor-in-possession lender; provided, that for the avoidance of doubt, the fees and expenses incurred in connection with any intercompany disputes, discussions or settlements between GTAT Corp and GT Advanced Technologies Limited shall be included in clause (a). It is further agreed that each Commitment Party shall only have liability to the Borrower (as opposed to any other person) and that each Commitment Party shall be liable solely in respect of its own commitment to the DIP Facility on a several, and not joint, basis with any other Commitment Party. No Indemnified Person shall be liable for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent any such damages are found by a final, nonappealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of, such Indemnified Person (or any of its Related Parties). None of the Indemnified Persons or the Borrower or any of the Borrower’s affiliates

17 or the respective directors, officers, employees, advisors, and agents of the foregoing shall be liable for any indirect, special, punitive or consequential damages in connection with the Commitment Letter, the DIP Facility or the transactions contemplated thereby, provided that nothing contained in this sentence shall limit the Signatory Loan Parties’ indemnity obligations to the extent set forth herein. Cost and Yield Protection Usual for facilities and transactions of this type, including customary tax gross-up provisions (including but not limited to provisions relating to Dodd-Frank and Basel III). Governing Law: State of New York (and, to the extent applicable, the Bankruptcy Code). Counsel to the Lenders: Akin Gump Strauss Hauer & Feld LLP.

Exhibit B Intercompany Agreement Term Sheet

1 IN RE GT ADVANCED TECHNOLOGIES, INC. ET AL. (the “Company” or the “Debtors”) SUMMARY TERMS OF SETTLEMENT REGARDING INTERCOMPANY CLAIMS BY AND AMONG GTAT CORPORATION, GT ADVANCED EQUIPMENT HOLDING LLC, AND GT ADVANCED TECHNOLOGIES LIMITED July 2, 2015 THIS TERM SHEET IS A SUMMARY OF MATERIAL TERMS THAT WILL BE ADDRESSED IN DEFINITIVE DOCUMENTATION IN FORM AND SUBSTANCE CONSISTENT WITH THIS TERM SHEET. INTRODUCTION This term sheet (the “Term Sheet”) sets forth the principal terms for a global settlement of a variety of intercompany issues by and among GTAT Corporation (“GT US”), GT Advanced Equipment Holding LLC (“GT SPE”), and GT Advanced Technologies Limited (“GT HK”) and including, among other issues:  Cure amounts due upon assumption of: o that certain Agreement for Sharing Development Costs, by and between GT Solar Incorporated (n/k/a GTAT Corporation) and GT Solar Hong Kong Limited (n/k/a GT Advanced Technologies Limited), effective as of April 1, 2011 (the “CSA”); o that certain License Agreement, by and between GT Solar Incorporated (n/k/a GTAT Corporation) and GT Solar Hong Kong Limited (n/k/a GT Advanced Technologies Limited), effective as of April 1, 2011, as modified by that certain Sapphire Transfer Pricing Analysis and Report for the Fiscal Year Ended March 31, 2012, issued January 21, 2013 (the “ASF LA”); o that certain License Agreement, by and between GT Solar Incorporated (n/k/a GTAT Corporation) and GT Solar Hong Kong Limited (n/k/a GT Advanced Technologies Limited), effective as of July 5, 2010, as amended by that certain Amendment No. 1 to License Agreement, by and between GTAT Corporation and GT Advanced Technologies Limited, effective as of April 3, 2011, and as further modified by that certain Polysilicon Transfer Pricing Analysis and Report for the Calendar Year Ended December 31, 2013 (the “Poly/DSS LA”); o that certain Management and Administrative Services Agreement, by and between GT Solar Incorporated (n/k/a GTAT Corporation) and GT Solar Hong Kong Ltd. (n/k/a GT Advanced Technologies Limited), effective as of July 5, 2010 (the “MSA 2010”), and that certain Management and Administrative Services Agreement, by and between GT Crystal Systems,

2 LLC (n/k/a GTAT Corporation) and GT Solar Hong Kong Ltd. (n/k/a GT Advanced Technologies Limited), effective as of April 3, 2011 (the “MSA 2011” and, together with the MSA 2010, the “MSA”).  Allocation and payment of professional fees incurred in the Debtors’ chapter 11 cases;  Resolution of administrative and other claims owed by GT HK to GT US;  Ongoing performance of the parties under the CSA, ASF LA, DSS/Poly LA and MSA; and  Purchase and sale of ASF furnaces by GT HK This Term Sheet does not address the potential for substantive consolidation. The rights of the Debtors and all parties in interest with respect to the issue of substantive consolidation are expressly reserved, and the entry into the settlement contemplated hereunder shall not be used as an argument that some or all of these estates should or should not be consolidated. All amounts are approximate and subject to further revision by the Debtors. SETTLEMENT TERMS 1. GT HK owes to GT US approximately $25.8 million (through Q2 2015) on account of certain intercompany claims arising after the Petition Date (the “GT HK Intercompany Administrative Claims”). In addition, if GT HK were to assume the ASF LA, the DSS/Poly LA, the CSA and the MSA, GT HK would owe to GT US cure costs totaling $131.5 million (through Q2 2015). 2. On the date the settlement agreement is approved by the Bankruptcy Court (the “Approval Date”), GT HK will a. pay GT US $10 million in cash, and b. issue to GT US a Priority Note in the amount of $22.5 million. The Priority Note will be an allowed, first priority administrative claim in GT HK’s chapter 11 case, which allowed claim shall not be subject to setoff or recoupment. The Priority Note will be secured by all assets of GT HK (including GT HK’s share of the ASF furnace proceeds distributions), but GT US shall not be entitled to adequate protection, and cash shall not be held in a segregated account or subject to a budget. The Priority Note will not amortize, will mature in two years, and will bear PIK interest at the rate of 12.5% per annum. c. The definitive agreements shall limit the quarterly cash burn at GT HK to an amount that will be specified in the budget to be addressed in such definitive agreements. GT HK shall provide monthly cash reports to GT US with copies to professionals for the parties to this settlement agreement.

3 d. Events of Default under the Priority Note will be limited to (i) the unrestricted cash of GT US falls below $5.0 million (which assumes $40 million under the DIP is treated as restricted), (ii) the entry of an order authorizing the sale of all or substantially all assets of GT US at a time when the DIP will not have been repaid in full on or before the consummation of such sale, (iii) the conversion of GT US’s or GT HK’s bankruptcy cases to chapter 7, or (iv) the failure of GT HK to make payment as and when required by the terms of the Priority Note. Upon an Event of Default, the Priority Note will accelerate automatically and the full outstanding amount of the Priority Note will be able to recover on account of its security interest. 3. Subject to the cure obligation by GT HK discussed below, GT HK and GT US will both assume the ASF LA, the DSS/Poly LA, the CSA and the MSA, modified by the terms hereof. 4. Until the Contingent Note described in item 5 is paid in full, upon the sale of an ASF furnace, GT HK will make a payment to GT US (a “Contingent Payment”) calculated as follows: a. If the furnace is currently owned by GT HK (a “GT HK Furnace”), an amount equal to 40% of the ASF sale price; provided, however, that the amount payable by GT HK to GT US shall not be less than the ARA; or b. If the furnace is currently owned by GT US or by GT SPE (a “GT US Furnace”), an amount equal to the ASF sale price, LESS $10,375 per ASF furnace sold, LESS cost + 10%, LESS any selling and installation costs incurred by GT HK, LESS 5% of the sale price (which selling and installation costs and 5% is retained by GT HK, for the avoidance of doubt); Provided; however, that if GT HK does not receive the full purchase price for an ASF sale in a single installment, the Contingent Payment shall be paid to GT US ratably as and when GT HK receives each installment of the purchase price. 5. To cure prepetition defaults under the ASF LA, the DSS/Poly LA, the CSA and the MSA, on the Approval Date, GT HK will issue to GT US a Contingent Note in the original principal amount of $130.0 million. a. The Contingent Note will amortize solely by application of the Contingent Payment (i.e., from the proceeds of ASF furnace sales, as set forth in item 4 above) and will bear PIK interest at the rate of 12.5% per annum. b. The Contingent Note will be secured by all cash at GT HK up to: (i) 100% of the amount of ASF sale proceeds received by GT HK that is owed to GT US under the settlement terms, and (ii) 50% of the amount of ASF sale proceeds retained by GT HK; all subject to a carve-out for the benefit of GT HK of up to $10 million; GT US shall not be entitled to adequate protection, and cash shall not be held in a

4 segregated account or subject to a budget. Such lien is junior to the lien in favor of GT US that secures the Priority Note. c. $45 million of the amount of the Contingent Note will be a recourse first-out general unsecured claim (which will be reduced dollar-for-dollar by any payments upon the Contingent Note). d. The definitive agreements shall limit the quarterly cash burn at GT HK to an amount that will be specified in the budget to be addressed in such definitive agreements. GT HK shall provide monthly cash reports to GT US with copies to professionals for the parties to this settlement agreement. e. Events of Default under the Contingent Note will be limited to (i) the unrestricted cash of GT US falls below $5.0 million (which assumes $40 million under the DIP is treated as restricted), (ii) the entry of an order authorizing the sale of all or substantially all assets of GT US at a time when the DIP will not have been repaid in full on or before the consummation of such sale, (iii) the conversion of GT US’s or GT HK’s bankruptcy cases to chapter 7, or (iv) the failure of GT HK to make payment as and when required by the terms of the Contingent Note. Upon an Event of Default, the Contingent Note will accelerate automatically and the full outstanding amount of the Contingent Note will be able to recover on account of its security interest as set forth in Section 5.b above 6. For sales of ASF furnaces occurring from and after the Approval Date, the payment of a royalty under the LA shall either: a. with respect to the sale of any GT HK Furnace, be paid in cash consistently with past practice (i.e., 5%); OR b. with respect to the sale of any GT US Furnace, be payable solely by application of the Contingent Payment. 7. For costs incurred pursuant to the CSA from and after the Approval Date, GT US and GT HK shall calculate the amount due under the CSA annually. Regardless of the tax treatment of the allocation of Development Costs, GT HK shall pay its share of Development Costs solely by application of the Contingent Payment. For the avoidance of doubt, if the full amounts incurred under the CSA from and after the Approval Date cannot be paid from the Contingent Payment then such unpaid amounts will be accrued. Such accrual shall be treated as an administrative expense claim during the chapter 11 case of GT HK but shall not be paid under a plan of reorganization proposed by the Debtors; instead, the accrued amount will remain an intercompany, unsecured obligation of GT HK following its emergence from chapter 11 and shall thereafter be treated as an unsecured account payable of the reorganized GT HK. 8. For the avoidance of doubt, the Contingent Payment shall be the sole payment due from GT HK to GT US for the following obligations, and shall be applied in the following order: (i) to the extent the Contingent Payment is on account of a GT US Furnace Sale,

5 the royalty payment due under the LA for GT US Furnace Sales, (ii) the payable due under the CSA from and after the Approval Date, and (iii) the amortization of the Contingent Note. 9. From and after the Approval Date, GT HK will perform its ongoing obligations to make payment to GT US as and when due for payments contemplated by the MSA and the DSS/Poly LA. 10. From and after the Approval Date, GT HK will reimburse GT US for 15% of the chapter 11 professional fees incurred in these cases, within 3 business days of GT US’s payment thereof to the professionals and notice to GT HK. 11. GT US will pledge the Priority Note and Contingent Note as collateral for the DIP. 12. Any ASF sale proceeds that have been received by GT HK since the Petition Date but prior to the effective date of the intercompany settlement will be treated in accordance with the settlement as if received following the effective date. 13. GT US will provide GT HK with the technology necessary to upgrade the GT HK furnaces to produce 165 kg boules and all further developments under the CSA. 14. GT US will pay the Apple Repayment Amount (“ARA”) for each ASF furnace sold by GT HK, and will benefit from the release of a lien on a GT US Furnace. GT HK shall have no liability to GT US for any portion of the ARA. 15. When GT HK’s inventory of ASF furnaces has been sold, it will buy additional ASF furnaces from GT US and/or GT SPE on the following terms: a. All transactions will be accomplished only as back-to-back sales; i.e., only when a binding contract is executed with a customer will GT HK buy the requisite number of ASF furnaces from GT US/GT SPE b. Transactions will be structured so that GT HK only takes title and assumes a payment obligation to GT US/GT SPE at the moment the customer is performing its obligations under the ASF sale agreement with GT HK c. For each furnace so acquired, GT HK will pay to GT US/GT SPE on a “cost plus 10%” basis; provided that the only additional payment from GT HK to GT US/GT SPE will be the cash transfer described in item 2(a) and the Contingent Payment described in paragraph 4(b) d. GT HK will retain entrepreneurial risk for warranties, etc., to customers, except (i) in the case of gross negligence or willful misconduct by GT US/GT SPE and (ii) [REDACTED]. e. The parties agree that GT HK Furnaces shall be sold first, except in the case where a customer requests a GT US Furnace

6 f. GT HK shall purchase all of its requirements of ASF furnaces from GT US and/or GT SPE; provided, that GT HK shall have no obligation to buy, and GT US or GT SPE (as the case may be) shall have no obligation to sell an ASF furnace if, after taking into account all payments contemplated hereunder (including the ARA in the case of GT US), either GT HK would incur a cash loss on the ultimate sale to the customer, or GT US/GT SPE would incur a cash loss on the sale to GT HK 16. Following payment in full of the Contingent Note, GT HK shall resume performance of the CSA and the ASF LA and payment of its share of costs incurred thereunder in accordance with the terms of the CSA, the ASF LA and the Debtors’ pre-petition practices. 17. Attached hereto as Exhibit A is a chart summarizing the intellectual property of the Debtors with focus on the rights in such intellectual property of GT US and/or GT HK, as the case may be. To the extent intellectual property owned by either GT US or GT HK (or its subsidiaries) is not subject to a license agreement currently, and future sales requiring a license become likely, the parties’ expectation is that GT US and GT HK will enter into a customary license agreement on terms mutually satisfactory to GT US and GT HK, with the reasonable consent of the lenders under the Debtor in Possession financing (the “DIP”) if there are still outstanding obligations under the DIP at the time. 18. The amounts set forth in this Term Sheet shall not be subject to impairment in a plan of reorganization for GT US or GT HK except in the case that substantive consolidation is ordered and then only to the extent that such court order provides for such impairment. There will be no waiver or release of any claims except to the extent specifically agreed to in the intercompany agreement, including, but not limited to, any value received by GT US from GT HK’s subsidiaries. For the avoidance of doubt, except as provided herein, (i) GT US and GT HK shall each remain fully responsible for paying their respective direct and ordinary administrative costs incurred in their chapter 11 cases, and (ii) following emergence from chapter 11, GT US and GT HK shall each remain fully responsible for paying their respective direct and ordinary expenses. 19. None of the parties shall file objections to the DIP based upon the treatment of GT US or GT HK or their respective assets consistent with the terms hereof pursuant to such DIP. 20. The parties to the definitive agreement embodying the terms of this Term Sheet agree that (i) the Priority Note will be ascribed the value of the amount outstanding under such note (including accrued interest) for plan distribution purposes; and (ii) such parties will not take the position that the Contingent Note should not be valued for plan distribution purposes.

EXHIBIT A INTELLECTUAL PROPERTY

Exhibit A - Intellectual Property

Technology	Owner	Licensee	Licensee Rights	Economics
GT Crystal				
ASFs	GTAT Corp	GT HK	GT HK has exclusive right to sell ASFs outside US GTAT Corp has exclusive right to sell ASFs in US and exclusive right to sell sapphire materials in all regions	GT HK pays GTAT Corp: -5% royalty on non-US revenues -RAB share of CSA
Zephyr	GTAT Corp	None	N/A	N/A
SiC	GTAT IP Holding LLC (indirect sub of GT HK)	None	N/A	N/A
GT Solar				
DSS	GTAT Corp	GT HK	GT HK has non-exclusive right to sell outside of US	GTAT Corp receives 5% of non-US revenues; rest of non-US revenues remains with GT HK
Poly	GTAT Corp	GT HK	GT HK has non-exclusive right to sell outside of US	GTAT HK pays GTAT Corp an amount equal to (i) non-US profit minus (ii) 3% of non-US revenues
Merlin	GTAT Corp	None	N/A	N/A
HiCz	GTAT IP Holding LLC (indirect sub of GT HK)	None	N/A	N/A
GT Industrial				
SSG	GT Sapphire Systems Group (indirect sub of GTAT Corp)	None	N/A	N/A
ASMG	GTAT Corp (ASMG is a division of GTAT Corp)	None, since ASMG sells sapphire materials (GTAT Corp has the exclusive right to sell sapphire materials in all regions)	N/A	N/A
Hyperion	GTAT Corp	None	N/A	N/A